                                                                   EXHIBIT 10(a)


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This is the Second Amendment to the Employment Agreement ("Agreement") between Lindsay Manufacturing Co., a Delaware corporation ("LINDSAY"), and Richard W. Parod ("PAROD"), which was entered into on March 8, 2000, and under which PAROD commenced employment on April 5, 2000, and was previously amended on May 2, 2003.

                                       I.

         Paragraph 2 of the Agreement is hereby amended to extend the Term of the Agreement for two additional years, so that, unless terminated at an earlier date in accordance with Paragraph 4 of the Agreement, the Term shall continue in effect until April 5, 2007.

                                       II.

         All other terms and conditions of the Agreement are hereby ratified and confirmed. All defined terms which are used herein shall have the same meaning as in the Agreement, except as modified herein.


         IN WITNESS WHEREOF, the parties have executed this Second Amendment to the Agreement to be effective on the later date set forth below when the Agreement has been executed by both parties.




RICHARD W. PAROD                            LINDSAY MANUFACTURING CO.


/s/ Richard W. Parod                        /s/ Michael N. Christodolou
------------------------                    -----------------------------------
Richard W. Parod                            Michael N. Christodolou
                                            Chairman of the Board
Date:  December 22, 2004                    Date:  November 30, 2004